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              (LETTERHEAD OF FREEMAN & VESSILLO, C.P.A., P.C.)



NHP Incorporated
8065 Leesburg Pike
Suite 400
Vienna, VA 22182-2738

Re: Consent of  Freeman & Vessillo C.P.A., P.C.

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and any related Prospectus of Apartment Investment and Management Company ("AIMCO") and to the incorporation by reference therein of our reports dated as indicated in the attached list with respect to the audit of the corresponding partnerships as named in the attached list for the year ended December 31, 1996, included in AIMCO's Current Report on Form 8-K/A , dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.

                             FREEMAN & VESSILLO, C.P.A., P.C.

                             /s/ Freeman & Vessillo, C.P.A., P.C.


New York, NY
December 5, 1997


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                       FREEMAN & VESSILLO, C.P.A., P.C.


PARTNERSHIP NAME                                      REPORT DATE
----------------                                      -----------
Chateau Gardens                                    February 7, 1997

Club Apartment Associates                          February 5, 1997

Country Villa Associates, L.P.                     February 9, 1997

Countrybrook Associates                            February 1, 1997

Cross Creek Limited Partnership                    February 1, 1997

Grandland Realty Associates                        February 4, 1997

Kemar Townhouse Associates, L.P.                   February 3, 1997

Lakeland East Limited Partnership                  February 3, 1997

Marten Manor Realty Associates L.P.                February 3, 1997